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                                                                Exhibit 99.1

PROXY

                    TRANS WORLD ENTERTAINMENT CORPORATION
             SPECIAL MEETING OF STOCKHOLDERS APRIL 22, 1999
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints ROBERT J. HIGGINS AND MATTHEW H. MATARASO proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Trans World Entertainment Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the special meeting of stockholders of Trans
World to be held at the offices of Trans World Entertainment Corporation located at 38 Corporate Circle, Albany, New York on April 22, 1999, at
8:00 a.m., local time, or any adjournment thereof.


                  (CONTINUED AND TO BE SIGNED ON OTHER SIDE)



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
The board of directors recommends a vote FOR each of items 1,2,3,4 and 5. Item 1,2 and 3 relate       Please mark       /x/
to the Agreement and Plan of Merger, dated as of October 26, 1998, by and among Trans World,          your votes as
CAQ Corporation and Camelot Music Holdings, Inc., pursuant to which Camelot will become a wholly       indicated in
owned subsidiary of Trans World.                                                                      this example

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

Item 1- Approval of Increase in         FOR    AGAINST  ABSTAIN     Item 4- Approval of Classified Board   FOR  AGAINST  ABSTAIN
Authorized Shares of Common Stock       / /      / /      / /       Amendment.                             / /    / /      / /
Approval of the Amendment of Trans                                  Approval of an Amendment
World's certificate of incorporation                                to Trans World's certificate of
to increase authorized shares from                                  incorporation to classify the board
50,000,000 to 200,000,000.                                          into three classes who will serve
                                                                    after the transition period specified
                                                                    below for three year terms and to
                                                                    approve the assignment of the
                                                                    directors as follows:
Item 2- Approval of Issuance of         / /    / /      / /         Class 1 through the 1999 annual meeting: George W. Dougan,
Common Stock to Effect the Merger                                   Martin E. Hanaka, Isaac Kaufman and George R. Zoffinger, Class
Approval of the Issuance of up to                                   2 through the 2000 annual meeting: Dean S. Adler, Charlotte G.
20,685,608 shares of common stock.                                  Fischer and Michael B. Solow; Class 3 through the 2001 annual meeting: Robert J. Higgins, Matthew H. Mataraso and Joseph G.
                                                                    Morone

Item 3- Election of Two New Directors   FOR    WITHHOLD
Election of two new directors, Michael  / /    / /                  IF YOU VOTED "FOR" ITEM 4, BUT YOU WISH TO WITHHOLD YOUR VOTE
B. Solow and George R. Zoffinger,                                   FOR ONE OR MORE DIRECTORS IN ITEM 4, PLEASE COMPLETE THE
currently directors of Camelot,                                     FOLLOWING: (Write that nominee's name in the space provided
effective upon completion of the Merger                             below).

IF YOU VOTED "FOR" ITEM 3, BUT YOU WISH                             -------------------------------------------------------------
TO WITHHOLD YOUR VOTE FOR ONE DIRECTOR
IN ITEM 3, PLEASE COMPLETE THE
FOLLOWING: (Write that nominee's name
in the space provided below)

--------------------------------------                              Item 5- Other matters in their discretion that may come
                                                                    properly before the meeting.

                                                                    (Proxy continued from other side)
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Signature                        Signature                     Date
         ------------------------         ---------------------    ----------
NOTE: Please sign as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee of guardian, please give full title as such.
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